Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 4th day of November, 2019

VIECO USA, INC.

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact

VIECO 10 LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact

VIRGIN INVESTMENTS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact

VIRGIN GROUP INVESTMENTS LLC

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact

CORVINA HOLDINGS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact

VIRGIN GROUP HOLDINGS LIMITED

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact

SIR RICHARD BRANSON

By:	/s/ James Cahillane
Name:	James Cahillane
Title:	Attorney-in-fact